Exhibit 10.6

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN

IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE

IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT

TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION

HAS BEEN REDACTED.

Beijing Housing Lease Contract

Party A (Lessor): Mu Xiaohui

Party B (the lessee): Beijing Haoxi Digital Technology Co., LTD

Party C (as agent): Beijing Jingcheng Zhidi Real Estate Brokerage Co., LTD

Service guide

Dear customers:

Hello, thank you for becoming a customer of our company. We will return your support and trust with enthusiasm, professional and efficient service. In order to provide a better service for you, please read the service guide carefully before signing the contract.

Special notice:

The parties shall conclude the contract on the principle of voluntary consultation and fairness.

In order to protect your rights and interests, please confirm the following matters before signing this Contract:

a) You have read all the terms and conditions of this Contract and know their meaning;

b) You have ensured that the relevant documents and materials provided are true, legal and valid:

c)You have confirmed that you have the right to sign this Contract;

d) You do know the corresponding legal consequences of any fraud or breach of contract

e) You will sign and perform this contract in good faith;

f) Please use a pen and signature pen for final signature and confirmation.

Kindly reminder:

Property management (Tel): [*]

Beijing Housing Lease Contract

Lessor (Party A): Mu Xiaohui

ID Number: [*]

Entrusted agent:

Address:

Contact Number: [*]

Lessee (Party B): Beijing Haoxi Digital Technology Co., LTD

ID number: [*]

Entrusted agent:

Address:

Contact Number:

Agent (Party C): Beijing Jingcheng Zhidi Real Estate Brokerage Co., LTD

According to the law of the People’s Republic of China contract law and relevant regulations, Party A and Party B on the basis of equality, reach this agreement that Party A rent the premises to Party B, Party C provides agent services to Party A and Party B. To clarify the rights and obligations of the three parties, this Contract is signed through friendly agreement.

1.	Basic information and use of the premises

1.1	Party A intends to assign the premises located at Room 902, Unit 1, Floor 9, Jia No.6, Chao Yang Men Wai Ave., Chaoyang District, Beijing, and its facilities to Party B in the existing state.

1.2	The construction area of the rental area is 297.35 square meters (subject to the actual property ownership certificate), and the property ownership certificate number is [*]. The leased area is used for office purposes.

2.	Free period (including the furnishing period)

The rent-free period is 10 days from July 29, 2022, to August 7, 2022. During the rent-free period, Party B shall be exempted from paying rent and property fees, but the actual water and electricity expenses shall be borne by Party B.

3.	Lease term

3.1	The lease term is from August 8, 2022 to August 7, 2024, the lease term is 2 years.

3.2	Upon the expiration of the lease term, Party A shall have the right to lease all the premises; Party B shall keep the premises equipment and auxiliary equipment at or before the expiration of the lease term. The facilities are in good condition and shall be returned to Party A. And ensure that the situation is the same as before the lease.

3.3	Upon the expiration of the lease term, if Party B needs to renew the lease, it shall submit a written application to Party A 60 days before the expiration of the lease term. With the written consent of Party A, both parties shall discuss the renewal of the lease, otherwise it shall be deemed that Party B will not renew the lease, and the intermediary and tenants introduced by Party B to Party A shall enter Entering the property should be coordinated.。

4.	Rent (deposit) payment method and date of payment.

4.1	Rent: The monthly rent is RMB 55,000, and the rent includes (property management fee and heating fee), rent invoice tax shall be borne by Party B.

4.2	Rent shall be paid every four months, and deposit shall be paid equal to two months of rent; Party B shall directly remit the rent to the bank account designated by Party A.

Bank: [*]

Account name: [*]

Account number: [*]

In case of any change in the above account, it shall be subject to the written notice of Party A.

4.3	Rent shall be paid every four months. The rent for every four months is ¥: 220,000. The next rent will be paid 10 days before the lease date of payment.

4.4	The deposit is equivalent to two months’ rent: RMB 110,000; the deposit is the deposit paid to Party A by Party B for performing the provisions of this Contract in good faith.

4.5	On the date of signing this Contract, Party B shall pay the deposit and the first rent to Party A, totaling RMB 330,000 shall be remitted to Party A’s account in full (subject to party A’s receipt), and this contract shall come into force, otherwise, Party A has the right to unilaterally cancel this contract The deposit of RMB 10,000 paid by Party B will not be refunded. If party A breaks the contract before this, Party A shall return double the deposit to Party B. Upon receiving the deposit and the first rent from Party B, Party A shall refund the deposit of 10,000 yuan to Party B.

5.	Miscellaneous expenses

5.1	Telephone: During the lease period, Party B shall apply for the telephone number by itself, and party B shall pay the telephone fee according to the charging standard of the telecommunication bureau.

5.2	Other expenses: During the lease period (including the rent-free period), the relevant expenses (water and electricity charges, broadband fees, parking fees, etc.) incurred by the use of the premises shall be borne by Party B. They shall be paid according to the payment notice on time provided by the property management and other institutions, and the late fee to be caused by the overdue payment shall be paid by Party B.

6.	Party A’s rights and obligations

6.1	Party A shall deliver the premises to Party B before the lease date of the lease term stipulated in the contract.

6.2	Party A shall provide property registration procedures and relevant property right documents for Party B’s normal use of the leased area to ensure its authenticity and effectiveness and assist Party B’ registration.

6.3	The fixed devices and equipment such as the main structure, floor and pipe of the property are not caused by the responsibilities of Party B or the third party associated with Party B. In case of damage, Party A shall assume the corresponding repair responsibility and timely notify the property management company to arrange the repair work.

6.4	During the lease term, Party A has the right to enter the leased area of Party B to inspect and maintain the public facilities, and Party A shall exercise such right in advance; Party A shall not be responsible for repairing the decoration, improvement and additional equipment.

6.5	Party B shall cooperate with Party A in the maintenance of the building facilities.

6.6	Upon termination of this Contract, Party B shall move its own articles out of the premises in time; if failing to remove the articles, it shall be deemed that Party B has abandoned the ownership of the articles and Party A shall have the right to deal them.

6.7	Party A has the right to grant the agent to exercise the legal rights and obligations of Party A; when signing this Contract, Party A or the agent shall show the premises’ legal proof and respective identity certificate and guarantee it as the legal owner of the house and have the legal status.

6.8	Upon expiration of the lease term, Party A and Party B shall jointly check the indoor equipment and facilities; the decoration and equipment and facilities are good, and Party B has settled the premises. Party A shall refund the full deposit to Party B without interest for all the expenses incurred (such as water, electricity, broadband, telephone fees, parking fees, etc.) within five days after the registered address is moved out.

7.	Rights and obligations of Party B

7.1	Party B shall have the right to use the premises after paying the deposit and rent on time in accordance with the terms of this contract.

7.2	The decoration of the leased area shall comply with the requirements of relevant national laws, regulations and industry norms. And provide the internal installation to Party A in advance. To repairing the design and construction drawings, all expenses incurred therefrom shall be borne by Party B.

7.3	In the process of decoration and use, Party B shall first make any change, change or adjustment to the main structure and equipment of the leased area Fang agrees. Except for normal use and wear.

7.4	Party B shall submit the decoration plan to Party A’s property management agency before the decoration project starts, and the construction shall be conducted after obtaining approval.

7.5	Party B shall pay the rent and all expenses incurred by the premises on time.

7.6	Party B shall guarantee the legality of its business activities in the leased area; and shall not store prohibited articles, inflammable, explosive articles and dangerous goods; such as Party B In case of violation, party B shall bear the relevant responsibilities arising therefrom. Party B shall be fully responsible for any dispute arising from the premises during the lease term.

7.7	During the lease period, Party B shall not sublet the premises or lend the premises or claim to take office with a third party.

7.8	During the lease period, Party B shall comply with the property management regulations formulated by the property management agency.

7.9	Upon the expiration of the lease term, if Party B does not violate the provisions of this Contract during the lease term, Party B shall have the first right to lease. During the lease term, if party A applies to a third party To transfer the ownership of the leased premises, party B shall be informed in advance, and under the same conditions, Party B shall have the preemptive right, and the buyer shall be subject to this lease until the end of this lease.

7.10	Party B shall pay attention to waterproof and fire prevention. In case of flood or fire caused by Party B’s fault, Party B shall bear the relevant civil and criminal liabilities and related liabilities economic compensation.

7.11	Party B shall not renew the lease after the expiration of the contract. The interior decoration and other equipment funded by Party B, except for the special equipment for business Office supplies, etc., the rest of the overall decoration part (including but not limited to doors and Windows, water heating, air conditioning, lighting, fire fighting, communication lines, partition walls and other property items attached and fixed objects) shall not be disassembled or damaged (except party A requires the original part of Party B to remove and restore the air conditioning capacity Machine, indoor hanging, TV and otherwise agreed by both parties). After the expiration of the lease term, Party B shall work with Party A to check and accept the above conditions of other industries. Party A shall deliver the indoor room keys, door key (or access control password, use manual), access control card, air conditioning remote control, distribution box key, electricity charge card and other items.

8.	Rights and Obligations of Party C

8.1	Rights of Party C: Party A shall charge the intermediary information fee as agreed, and Party A guarantees to pay the above fees as agreed.

8.2	Party C shall examine the authenticity of the ownership of the leased premises, the power of attorney of the property owner, and the authenticity of the signature of the property owner or the trustee of the property owner.

9.	Liability for breach of contract and termination of the contract

9.1	If Party A commits any of the following acts, Party B shall have the right to unilaterally terminate this Contract without paying any compensation, and Party A shall refund the amount already paid by Party B

9.1.1	Party A cannot provide the property right certificate of the premises, or the property right certificate provided is inconsistent with the actual property owner.

9.1.2	Party A’s unfinished premises shall repair and repair, which will affect Party B’s use.

9.1.3	The reasons of Party A include but are not limited to overdue property fees and spot withdrawal. Party B has no special power services, including provincial value-added services, such as the normal use of water, electricity, gas and heating, China is sealed up by the relevant institutions or auction navigation Party B cannot use.

9.1.4	If this Contract cannot be performed due to Party A, party B shall settle the expenses incurred during the use of the Contract. The rent paid by Party B shall be settled on a daily basis, and Party A shall leave party B to pay the unused rent and the contractor and compensate Party B equivalent to two months’ rent as liquidated damages.

9.2	If Party B commits any of the following acts, Party A shall have the right to unilaterally terminate the Contract without delaying the payment of Party A paid by Party B.

9.2.1	Party B sublets, borrows the premises or claims to work with a third party; Party B shall collect the lease in the contract. If the amount is more than seven days, it fails to pay the fees agreed in this contract for more than seven days.

9.2.2	Without the written consent of Party A, Party B shall demolish, dismantle, change or change the internal and external structure of the premises, damage the equipment and facilities of the premises and fail to repair them in time, or change the use nature and use of the premises.

9.2.3	Party B shall use the premises to store dangerous goods or carry out illegal activities.

9.2.4	If the contract is terminated in advance due to Party B.

9.2.5	If Party B fails to pay the rent as agreed herein, 10% of the unpaid rent shall be added as a late fee; failure to pay the rent for seven days shall be deemed as Party B will automatically withdraw the rent, and Party A has the right to take back the premises without returning the deposit paid by Party B. If the deposit is not enough to pay for the economic losses caused to Party A, Party A.

9.3	Termination of the Contract

9.3.1	When the Lease Term expires.

9.3.2	When a Party enters into bankruptcy, liquidation, dissolution or any similar proceedings.

9.3.3	When all assets or important parts of assets required for the performance of this Contract shall be seized, banned or requisitioned by party A, if party A occurs Party A shall return all of the lease deposit to Party B.

9.4	If either party terminates the contract in advance, it shall notify the other party two months in advance and bear the corresponding liabilities for breach of contract.

10.	Disclaimer

10.1	“Force Majeure Event” means the unforeseeable, unavoidable and insurmountable objective conditions, such as natural disasters, government actions, or society; if a party fails to perform the obligations under this Contract due to a force majeure event, the party shall notify the other party in writing within ten days after the event, and both parties shall do their best to reduce the loss: if a force majeure event occurs, one party shall not be liable for failure or loss, and failure or delay in such performance shall not be deemed as breach of this Contract., The party claiming the inability to perform due to the force majeure event shall take appropriate measures to minimize or eliminate the impact of the force majeure event and attempt to resume performing the obligations affected by the force majeure event in the shortest possible time. “Force Majeure Event” means unforeseeable, unavoidable and insurmountable objective circumstances, Such as natural disasters, government behavior, or social abnormalities; If either party is unable to perform its obligations under this Contract due to a force majeure event, The party shall notify the other party in writing within ten days of the Force Majeure Event, Both parties shall do their best to minimize the losses; In case of a force majeure event, Neither party shall be liable for any failure to perform or loss, And such performance failure, delay, Should not be regarded as a breach of this Contract, The party claiming that it is unable to perform due to the force majeure event shall take appropriate measures to minimize or eliminate the impact of the force majeure event, And attempt to resume the performance of the obligations affected by the force majeure event in the shortest possible time.

10.2	If this contract is terminated due to the above reasons, the rent shall be calculated according to the actual time used, and if the case is less than the whole month, more or less shall be compensated.

11.	Dispute settlement

11.1	Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation. If the negotiation fails, the dispute shall be filed to the people’s court where the property is located according to law.

11.2	During the dispute settlement period, the parties shall continue to execute this Contract in all other respects.

12.	Other agreements

12.1	For matters not covered herein, supplementary terms may be concluded; the supplementary terms and annexes shall be an integral part of this Contract.

12.2	The conclusion, validity, interpretation, execution, revision and termination of this Contract shall be protected by the official restricted Chinese laws and regulations.

12.3	This Contract is made in triplicate, with each party holding one copy and Party C holding one copy as the basis for collecting agency fees from Party A and as party A and Party B with the witness of both parties.

12.4	This contract shall be signed in the Chinese language.

12.5	Upon the expiration of the lease term, this contract shall terminate naturally.

13.	Supplementary terms

NONE

<Signing Page>

Party A (Signature): /s/ Mu Xiaohui

Authorized agent of Party A:

Party B (Corporate Seal): Beijing Haoxi Digital Technology Co., LTD

Authorized agent of Party B:

(affixed with corporate seal)

Party C (Corporate Seal): Beijing Jingcheng Zhidi Real Estate Brokerage Co., LTD

Contact Number:

This Contract is signed at [Date] at Beijing, China